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                                                                       Exhibit 8
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement ("Agreement") is being entered into as of September 13, 2002, by and among C/R Marine Coinvestment II, L.P., a Delaware limited partnership, as assignor ("Assignor"), and C/R Marine Non-U.S. Partnership, L.P., a Delaware limited partnership ("C/R Non-U.S."), C/R Marine Domestic Partnership, L.P., a Delaware limited partnership ("C/R Domestic"), and C/R Marine Coinvestment, L.P., a Delaware limited partnership ("C/R Coinvestment," and together with C/R Non-U.S. and C/R Domestic, the "Assignees"). Certain capitalized terms used herein without definition have the meanings assigned to them in the Stock Purchase Agreement (as defined below) and the Securities Purchase Agreement (as defined below), as applicable.

                                    RECITALS

         Assignors and the Assignees (collectively, "C/R Marine") are parties to the Stock Purchase Agreement, dated as of June 13, 2002 (the "Stock Purchase Agreement"), pursuant to which C/R Marine will purchase shares of Common Stock, par value $0.01 per share, of Seabulk International, Inc., a Delaware corporation ("Seabulk"), from Seabulk in the amounts and for the purchase price set forth in Exhibit A hereto.

         C/R Marine are also parties to the Securities Purchase Agreement, dated as of June 13, 2002 (the "Securities Purchase Agreement"), pursuant to which C/R Marine will purchase shares of Common Stock, Common Stock Purchase Warrants and Class A Common Stock Purchase Warrants of Seabulk from Loomis, Sayles & Company, L.P., a Delaware limited partnership ("Loomis"), in the amounts and for the purchase price set forth in Exhibit B hereto.

         Assignor and the Assignees wish to provide for the assignment by Assignor to Assignees of certain rights, duties and obligations under the Stock Purchase Agreement and the Securities Purchase Agreement, on the terms and subject to the conditions and other provisions set forth in this Agreement, to reflect a reduction in Assignor's aggregate participation in the Stock Purchase Agreement and the Securities Purchase Agreement from $4,000,000 to $3,000,000 and a corresponding aggregate increase in participation by the Assignees.

                                    AGREEMENT

         In consideration of the mutual promises set forth herein, each of the undersigned, intending to be legally bound, agree as follows:

         1. Assignment under Stock Purchase Agreement. Assignor hereby grants, conveys, transfers and assigns to each of the Assignees, and each Assignee hereby accepts and assumes, a portion of Assignor's right, title and interest in, and duties and obligations under, the Stock Purchase Agreement such that, after giving effect to such assignments, Assignor and each Assignee has the right to acquire pursuant to the Stock Purchase Agreement, and corresponding duties and obligations in respect of, the number of shares of Common Stock set forth opposite such party's name on Exhibit C hereto.

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         2. Assignment under Securities Purchase Agreement. Assignor hereby grants, conveys, transfers and assigns to each of the Assignees, and each Assignee hereby accepts and assumes, a portion of Assignor's right, title and interest in, and duties and obligations under, the Securities Purchase Agreement such that, after giving effect to such assignments, Assignor and each Assignee has the right to acquire pursuant to the Securities Purchase Agreement, and corresponding duties and obligations in respect of, the number of shares of Common Stock, Common Stock Purchase Warrants and Class A Common Stock Purchase Warrants set forth opposite such party's name on Exhibit D hereto.

         3. Parties in Interest. Nothing in this Agreement will provide any rights or remedies to any person other than Assignor and Assignees.

         4. No Representations. Neither Assignor nor Assignees are making any representations or warranties whatsoever, implied or otherwise, under this Agreement.

         5. Governing Law. This Agreement will be governed by, interpreted under and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflict of laws that would result in the application of the law of any other jurisdiction.

         6. Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the undersigned.

         7. Counterparts. This Agreement may be executed in several counterparts, including counterpart by facsimile, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         8. Interpretation. The bold-faced headings contained in this Agreement are for convenience of reference only, are not a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.


                            [Signature Page Follows]

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         In Witness Whereof, this Agreement has been duly executed as of the date first written above.

                                 C/R MARINE COINVESTMENT II, L.P.

                                 By:   C/R Marine GP Corp., its general partner


                                       By:   /s/ Daniel A. D'Aniello
                                            -----------------------------------
                                            Name: Daniel A. D'Aniello
                                            Title: President


                                 C/R MARINE NON-U.S. PARTNERSHIP, L.P.

                                 By:   C/R Marine GP Corp., its general partner


                                       By:   /s/ Daniel A. D'Aniello
                                            -----------------------------------
                                            Name: Daniel A. D'Aniello
                                            Title: President


                                 C/R MARINE DOMESTIC PARTNERSHIP, L.P.

                                 By:   C/R Marine GP Corp., its general partner


                                       By:   /s/ Daniel A. D'Aniello
                                            -----------------------------------
                                            Name: Daniel A. D'Aniello
                                            Title: President


                                 C/R MARINE COINVESTMENT, L.P.

                                 By:   C/R Marine GP Corp., its general partner


                                       By:   /s/ Daniel A. D'Aniello
                                            ---------------------------------
                                            Name: Daniel A. D'Aniello
                                            Title: President

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                                    EXHIBIT A

                 SHARES TO BE ACQUIRED BY C/R MARINE PURSUANT TO
               THE STOCK PURCHASE AGREEMENT AS INITIALLY EXECUTED

Name of Investor:               C/R Marine Non-U.S. Partnership, L.P.
Number of Shares:               2,612,951
Aggregate Purchase Price:       $20,903,608


Name of Investor:               C/R Marine Domestic Partnership, L.P.
Number of Shares:               847,631
Aggregate Purchase Price:       $6,781,048


Name of Investor:               C/R Marine Coinvestment, L.P.
Number of Shares:               356,662
Aggregate Purchase Price:       $2,853,296


Name of Investor:               C/R Marine Coinvestment II, L.P.
Number of Shares:               349,423
Aggregate Purchase Price:       $2,795,384


Total Shares:                   4,166,667
Total Purchase Price:           $33,333,336.00

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                                    EXHIBIT B

               SECURITIES TO BE ACQUIRED BY C/R MARINE PURSUANT TO
             THE SECURITIES PURCHASE AGREEMENT AS INITIALLY EXECUTED

Name of Investor:               C/R Marine Non-U.S. Partnership, L.P.
Number of Shares:               1,098,719
Number of Notes Warrants:       27,301
Number of Class A Warrants:     10,434
Aggregate Purchase Price:       $9,007,991.33


Name of Investor:               C/R Marine Domestic Partnership, L.P.
Number of Shares:               356,420
Number of Notes Warrants:       8,856
Number of Class A Warrants:     3,385
Aggregate Purchase Price:       $2,922,153.29


Name of Investor:               C/R Marine Coinvestment, L.P.
Number of Shares:               149,973
Number of Notes Warrants:       3,726
Number of Class A Warrants:     1,424
Aggregate Purchase Price:       $1,229,568.98


Name of Investor:               C/R Marine Coinvestment II, L.P.
Number of Shares:               146,929
Number of Notes Warrants:       3,651
Number of Class A Warrants:     1,395
Aggregate Purchase Price:       $1,204,617.44


Total Shares:                   1,752,041
Total Notes Warrants:           43,534
Total Class A Warrants:         16,638
Total Purchase Price:           $14,364,331.04

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                                    EXHIBIT C

                 REVISED ALLOCATION OF SHARES AND PURCHASE PRICE
                       UNDER THE STOCK PURCHASE AGREEMENT

Name of Investor:               C/R Marine Non-U.S. Partnership, L.P.
Number of Shares:               2,672,747
Aggregate Purchase Price:       $21,381,976


Name of Investor:               C/R Marine Domestic Partnership, L.P.
Number of Shares:               867,029
Aggregate Purchase Price:       $6,936,232


Name of Investor:               C/R Marine Coinvestment, L.P.
Number of Shares:               364,824
Aggregate Purchase Price:       $2,918,592


Name of Investor:               C/R Marine Coinvestment II, L.P.
Number of Shares:               262,067
Aggregate Purchase Price:       $2,096,536


Total Shares:                   4,166,667
Total Purchase Price:           $33,333,336.00

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                                    EXHIBIT D

               REVISED ALLOCATION OF SECURITIES AND PURCHASE PRICE
                     UNDER THE SECURITIES PURCHASE AGREEMENT

Name of Investor:               C/R Marine Non-U.S. Partnership, L.P.
Number of Shares:               1,084,387
Number of Notes Warrants:       26,417
Number of Class A Warrants:     9,544
Aggregate Purchase Price:       $8,886,263.27


Name of Investor:               C/R Marine Domestic Partnership, L.P.
Number of Shares:               351,770
Number of Notes Warrants:       8,569
Number of Class A Warrants:     3,096
Aggregate Purchase Price:       $2,882,657.27


Name of Investor:               C/R Marine Coinvestment, L.P.
Number of Shares:               148,016
Number of Notes Warrants:       3,606
Number of Class A Warrants:     1,303
Aggregate Purchase Price:       $1,212,952.97


Name of Investor:               C/R Marine Coinvestment II, L.P.
Number of Shares:               106,326
Number of Notes Warrants:       2,590
Number of Class A Warrants:     936
Aggregate Purchase Price:       $871,311.46


Total Shares:                   1,690,499
Total Notes Warrants:           41,182
Total Class A Warrants:         14,879
Total Purchase Price:           $13,853,184.97